UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Over the course of April 3 and April 4, 2023, Avadel Finance Cayman Limited, a Cayman Islands exempted company (the “Issuer”) and an indirect wholly-owned subsidiary of Avadel Pharmaceuticals plc (the “Company”), closed its previously announced exchange of approximately $96.2 million in aggregate principal amount of 4.50% Exchangeable Senior Notes due 2023 issued on April 4, 2022 (the “Existing Notes”) for approximately $106.3 million in aggregate principal amount of new 6.00% Exchangeable Senior Notes due 2027 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes were issued pursuant to an Indenture (the “Indenture”), entered into by the Issuer, the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The New Notes are senior unsecured obligations of the Issuer and are guaranteed by the Company. The New Notes bear interest at a rate of 6.00% per annum from, and including, April 3, 2023, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023. In certain circumstances, the Issuer and the Company may be required to pay additional amounts as a result of any applicable tax withholding or deductions required in respect of payments on the New Notes. The New Notes will mature on April 1, 2027, unless earlier repurchased or redeemed by the Issuer or exchanged by the holders.

At any time prior to 5:00 p.m. (New York City time) on the business day immediately preceding the maturity date, the New Notes are exchangeable at the election of holders at an initial exchange rate (the “Exchange Rate”) of 102.3018 American Depositary Shares (the “ADSs”) of the Company (each of which represents as of the date hereof one ordinary share of the Company, nominal value $0.01 per share (the “Ordinary Shares”)) per $1,000 principal amount of the New Notes (so long as the principal amount of such holder’s New Notes not exchanged is at least $200,000), which is equal to an initial exchange price of approximately $9.78 per ADS. Upon exchange, the New Notes may be settled in cash, ADSs, or a combination of cash and ADSs, at the Issuer’s election. The Exchange Rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Following a “Make-Whole Fundamental Change” (as defined in the Indenture) or upon the Issuer’s issuance of a notice of redemption, the Issuer will increase the Exchange Rate for a holder who elects to exchange its New Notes in connection with such “make-whole fundamental change” or during the related redemption period in certain circumstances. In addition, the Issuer will increase the Exchange Rate for a holder who elects to exchange its New Notes prior to January 15, 2027 or whose New Notes are subject to a Mandatory Exchange (as defined below) in certain circumstances.

The Issuer may cause the then outstanding principal amount of the New Notes to be exchanged, in whole but not in part, at its option (the “Mandatory Exchange”), prior to the close of business on January 15, 2027, if the last reported sale price of the ADSs has been at least 130% of the exchange price then in effect on (x) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date that the Issuer provides notice of the Mandatory Exchange in accordance with the Indenture (the “Mandatory Exchange Notice Date”); and (y) the trading day immediately before such Mandatory Exchange Notice Date, at the then prevailing Exchange Rate, subject to adjustment described above. The Issuer may settle Mandatory Exchanges in cash, ADSs, or a combination of cash and ADSs, at the Issuer’s election. Accrued and unpaid interest, if any, on New Notes subject to Mandatory Exchange to but excluding, the exchange date in respect of the Mandatory Exchange shall be paid by the Issuer to holders of the New Notes in cash concurrently with the delivery of the other exchange consideration.

The Issuer may redeem for cash all of the New Notes in connection with certain tax-related events at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, but may not otherwise redeem the New Notes. No sinking fund is provided for the New Notes, which means that the Company is not required to redeem or retire the New Notes periodically.

The Indenture includes covenants that, subject to carveouts and exceptions, limit the ability of (1) the Company and the Issuer to incur secured debt, (2) the Company’s subsidiaries (other than the Issuer) to incur unsecured debt, (3) the Company and its subsidiaries (including the Issuer) to pay dividends and redeem equity and (4) the Company and its subsidiaries (including the Issuer) to transfer capital stock of any subsidiary (other than the Issuer) that does not guarantee the New Notes. Until such time that the Company achieves $25.0 million in quarterly revenue from commercial sales in the United States of LUMRYZTM, the Indenture will also require that the Company and its subsidiaries (including the Issuer) maintain, on a consolidated basis, a minimum cash and cash equivalents balance of at least $35.0 million, which will be reduced to $20.0 million after the first commercial sale of LUMRYZTM in the United Sates following receipt of final approval of the Company’s new drug application for LUMRYZTM by the U.S. Food and Drug Administration in the United States. In addition, in certain circumstances the Issuer will be required to make an offer to purchase the New Notes with cash equal to 50% of the net proceeds generated from licensing agreements, if any, with respect to research, the development or the commercialization of LUMRYZTM outside of the United States for a purchase price equal to 100% of the principal amount repurchased plus accrued and unpaid interest. The Indenture also includes certain other customary covenants and events of default.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which includes the form of the New Note). A copy of the Indenture (which includes the form of the New Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference in Items 1.01, 2.03 and 3.02.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any ADSs that may be issued upon exchange of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Initially, a maximum of 10,871,407 ADSs may be issued upon exchange of the New Notes, based on an initial exchange rate of 102.3018 ADSs per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions. For conversions in connection with a “make whole fundamental change” (as defined in the Indenture), the issuance of a redemption notice, a Mandatory Exchange or a conversion prior to January 15, 2027, a maximum of 12,502,111 ADSs may be issued upon exchange of the New Notes, based on an initial maximum exchange rate of 117.6470 ADSs per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01 Exhibits.

(d) Exhibits

4.1	Indenture, dated as of April 3, 2023, by and between the Issuer, the Company and The Bank of New York Mellon, as Trustee.

4.2	Form of 6.00% Exchangeable Senior Note due 2027 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary